UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 21, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15803	84-1318182
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events.

Items 3.02. Unregistered Sales of Equity Securities
     From July 19, 2006 through July 21, 2006, we issued 1,103,830 shares of common stock to 24 of our warrant holders in connection with their exercise of outstanding warrants. We received gross proceeds of $2,594,596.25 upon exercise of these warrants.
     Pursuant to the terms of an agreement we entered into with Burnham Hill Partners, a division of Pali Capital, Inc., in March 2004, we are obligated to pay a 4% cash commission on each cash exercise of warrants issued in a financing that we consummated in April 2004. In accordance with this obligation, we owe Burnham Hill Partners approximately $103,783.85 in connection with the exercises of warrants from July 19, 2006 through July 21, 2006. No other commission or other remuneration was paid or given directly or indirectly in connection with these warrant exercises. The issuances of shares of common stock upon exercise of these warrants were not registered under the Securities Act of 1933 in reliance upon Section 4(2) of such Act.
Item 8.01. Other Events.
     Pursuant the recent call for redemption of the Company’s Series A-2 Warrants, as of July 21, 2006, the Redemption Date, holders of A-2 Warrants had exercised such warrants for an aggregate of 1,232,996 shares of Common Stock of the Company. Pursuant to such exercises, the Company received aggregate gross proceeds of $2,928,365. The Company anticipates spending approximately $85.00 to redeem A-2 Warrants that were not exercised.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Evan M. Levine
	Name:	Evan M. Levine
	Title:	President & CEO
July 25, 2006